Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 filed August 8 and June 21, 2003 of Excalibur Industries, Inc. of our report dated March 10, 2004, relating to the financial statements, which appear in this Form 10-KSB/A.



Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas

April 30, 2004